                                                                    EXHIBIT 10.3
                                                                    ------------


                          HEADLANDS MORTGAGE COMPANY


                       BONUS INCENTIVE COMPENSATION PLAN

                       BONUS INCENTIVE COMPENSATION PLAN


A.   MANAGEMENT BY OBJECTIVES

     Headlands Mortgage Company's Bonus Incentive Compensation Plan is based on a systematic and logical method of planning by establishing objectives and standards of performance for all important areas of responsibility for key managerial positions.

     The objectives are in writing and agreed on by the immediate supervisor and the participant.

B.   BONUS PLAN ELIGIBILITY

     Eligibility for the incentive bonus program is based on both corporate title and individual responsibility.

     Employees eligible for this program are Headlands Mortgage Company employees with qualifying corporate titles and which have management positions meeting the following criteria:

          Management positions requiring initiative and independent judgment with responsibilities which include interpreting, administering or setting broad policies, exercising overall responsibility for large segments of the corporation, division or department operations which have significant and clear impact on corporate growth and profitability.

          Employees with corporate titles of [Assistant Vice
     President] and above are considered to fit the general criteria for participation in the Bonus Plan, but in no way does a corporate title insure participation in the Bonus Plan. No commitment should be made to any employee or prospective employee prior to approval of both the corporate title and the bonus plan. Upon the discretion of the hiring manager, a new hire may wait ninety (90) days before bonus plan participation is determined.

C.   SELECTING AND WEIGHTING INDIVIDUAL OBJECTIVES

     A number of specific objectives are selected. The selection is made after specific objectives have been established and discussed with each participant.

     Selected objectives are weighted for priority in relation to each other. The selected objectives and their weights are put in writing, approved by the immediate supervisor, division manager and then discussed and approved with each participant. A copy of each participant's Goals & Objectives form is forwarded to Human Resources each plan year. If any changes are incurred during the year, a revised copy is to be sent to Human Resources.

D.   DETERMINATION OF AWARDS

     Bonus Plan payouts are generally determined semi-annually according to individual performance and company performance and are at the sole and absolute discretion of the Company.

     Individual Performance
     ----------------------

     Individual performance is determined by an assessment of success in meeting goals and objectives.

     Company Performance
     -------------------

     Company performance is generally measured by the change in enterprise value of the Company over the plan year. A target bonus pool will be established by the Board of Directors at the beginning of each plan year based upon target corporate profits and other goals. In order for any bonuses to be paid, a bonus pool must be generated. Individual awards will be prorated both based on individual performance ratings and based on the percentage of bonus pool the Company achieves. Notwithstanding, however, any achievement of Company targets or the generation of a bonus pool, the payment of bonuses is not guaranteed and is solely at the discretion of the Company.

E.   GENERAL GUIDELINES

     In case of a voluntary termination, in order to receive the bonus, employees must be employed on the date of bonus payout.

     The Company, with approval by the Board of Directors, has the right to revoke, change or abolish the Plan or bonus payout at any time.

     Situations not covered by these guidelines will be reviewed and final decision will be made by the Board of Directors as it deems appropriate. It should be understood by all that anything not expressly permitted by this policy is prohibited without prior approval by the Board of Directors of Headlands Mortgage Company.

                                       2